CODE OF ETHICS

                             For Access Persons of

                       Cullen Capital Management LLC, and

                               Cullen Funds Trust

I.   INTRODUCTION

          A.   Fiduciary Duty.  This Code of Ethics is based on the principle
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that managers, trustees, officers and employees of Cullen Capital Management LLC
("CCM") and Cullen Funds Trust (the "Trust") have a fiduciary duty to place the interests of clients ahead of their own. The Code applies to all Access Persons and focuses principally on preclearance and reporting of personal transactions in securities. Capitalized words are defined in Appendix 1. Access Persons
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must avoid activities, interests and relationships that might interfere with making decisions in the best interests of the Advisory Clients of CCM.

          As fiduciaries, Access Persons must at all times:

          1.   Place the interests of Advisory Clients first.  Access Persons
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     must scrupulously avoid serving their own personal interests ahead of the interests of the Advisory Clients of CCM. An Access Person may not induce or cause an Advisory Client to take action, or not to take action, for the personal benefit of the Access Person, rather than for the benefit of the Advisory Client. For example, an Access Person would violate this Code by causing an Advisory Client to purchase a Security he or she owned for the purpose or with the intent of increasing the price of that Security.

          2.   Avoid taking inappropriate advantage of their position.  The
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     receipt of investment opportunities, perquisites or gifts from persons seeking business with the Trust or CCM could call into question the exercise of an Access Person's independent judgment. Access persons may not, for example, use their knowledge of portfolio transactions to profit by the market effect of such transactions or accept gifts of such value as to potentially impair their judgment in selecting brokers or other vendors on behalf of Advisory Clients.

          3.   Conduct all personal Securities Transactions in full compliance
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     with this Code, including both the preclearance and reporting requirements.
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     Doubtful situations should be resolved in favor of Advisory Clients.
     Technical compliance with the Code's procedures will not automatically insulate from scrutiny any trades that indicate an abuse of fiduciary duties.

          B.   Appendices to the Code.  The appendices to this Code are attached
               ----------------------
hereto and are a part of the Code, and include the following:

          1.   Definitions -- capitalized words as defined in the Code _
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     (Appendix 1),

          2.   Disclosure of Personal Holdings in Securities (Appendix 2),
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          3.   List of Broad-Based Indices (Appendix 3).
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          4.   Preclearance Request for Access Persons (Appendix 4);
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          5.   Securities Transaction Report (Appendix 5);
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          6.   Annual Code of Ethics Certification (Appendix 6); and
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          7.   Acknowledgment of Receipt of Code of Ethics (Appendix 7)
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          C.   Application of the Code to Independent Trust Trustees.  This Code
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applies to Independent Trust Trustees, and requires Independent Trust Trustees and their Immediate Families to report Securities Transactions to the Administrator in accordance with Section II.F. However, provisions of the Code requiring the disclosure of personal holdings (Section II.A.), preclearance of trades (Section II.B.), prohibited transactions (II.D.1.), large positions in registered investment companies (Section II.D.2.c.), private placements (Section II.D.3.), restrictions on serving as a director of a publicly-traded company (Section III.F.), and receipt of gifts (Section III.B.) do not apply to Independent Trust Trustees.

          D.   Application of the Code to Funds Sub-advised by CCM.  This Code
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does not apply to the directors or officers of Funds for which CCM serves as a subadviser.

II.  PERSONAL SECURITIES TRANSACTIONS

          A.   Annual Disclosure of Personal Holdings by Access Persons.
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          1.   General Requirement.  Within ten (10) days after designation as
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     an Access Person, and thereafter on an annual basis, all Access Persons must report on the Disclosure of Personal Holdings In Securities Form (Appendix 2) (or a substantially similar form) (i) all Securities,
     ------------
     including securities held in certificate form, in which they have a Beneficial Interest, (ii) all Securities in non-client accounts for which they make investment decisions and (iii) each securities account the Access Person maintains with a broker, dealer or bank. This provision does not apply to Independent Trust Trustees.

          2.   Securities Exempt from Annual Disclosure Requirement.  Securities
               ----------------------------------------------------

     specifically excluded from the definition of Security are exempt from the initial and annual disclosure requirement of this Code.

          B.   Preclearance Requirements for Access Persons.
               --------------------------------------------

          1.   General Requirement.  Except for the transactions set forth in
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     Section II.B.2., all Securities Transactions in which an Access Person or a member of his or her Immediate Family has a Beneficial Interest must be precleared with the President or the President's designee. This provision does not apply to transactions of Independent Trust Trustees and their Immediate Families.

          2.   Transactions Exempt from Preclearance Requirements.  The
               --------------------------------------------------
     following Securities Transactions are exempt from the preclearance requirements set forth in Section II.B.1. of this Code:

               a.   Mutual Funds.  Securities issued by any registered open-end
                    ------------
          investment companies (including but not limited to the Trust);

               b.   No Knowledge.  Securities Transactions where neither CCM,
                    ------------
          the Access Person nor an Immediate Family member knows of the transaction before it is completed (for example, Securities Transactions effected for an Access Person by a trustee of a blind trust or discretionary trades involving an investment partnership or investment club in which the Access Person is neither consulted nor advised of the trade before it is executed);

               c.   Certain Corporate Actions.  Any acquisition or disposition
                    -------------------------
          of Securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of Securities;

               d.   Rights.  Any acquisition or disposition of Securities
                    ------
          through the exercise of rights issued by an issuer pro rata to all
                                                             --------
          holders of a class of its Securities, to the extent the rights were acquired in the issue or through the exercise of rights, options, convertible bonds or other instruments acquired in compliance with the Code;

               e.   Application to Commodities, Futures, Options on Futures and
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          Options on Broad-Based Indices.  Commodities, futures (including
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          currency futures and futures on securities comprising part of a broad-
          based, publicly traded market-based index of stocks), options on futures, options on currencies and options on certain indices designated by the President as broad-based are not subject to the preclearance, seven day black-out, 60-day profit disgorgement, or prohibited transaction provisions of Section II.D.1. of the Code, but are subject to transaction reporting in accordance with Section II.F. The options on indices designated by the President as broad-based may be changed from time to time and are listed in Appendix 3; and
                                                         ----------

               f.   Miscellaneous.  Any transaction in the following:  (1)
                    -------------
          bankers acceptances, (2) bank certificates of deposit ("CDs") and bank and savings and loan accounts, (3) commercial paper, (4) repurchase agreements (when backed by exempt securities), (5) Securities that are direct obligations of the U.S. Government, (6) the acquisition of equity securities in dividend reinvestment plans ("DRIPs"), when the acquisition is directly through the issuer or its non-broker agents,
          (7) Securities of the employer of a member of the Access Person's Immediate Family if such securities are beneficially owned through participation by the Immediate Family member in a profit sharing plan, 401(k) plan, ESOP, or other similar plan, and (8) other Securities as may from time to time be designated in writing by the President on the grounds that the risk of abuse is minimal or non-existent.

     THE SECURITIES TRANSACTIONS LISTED ABOVE ARE NOT NECESSARILY EXEMPT FROM THE REPORTING REQUIREMENTS SET FORTH IN SECTION II.F.

          C.   Preclearance Requests.
               ---------------------

          1.   Trade Authorization Request Forms.  Prior to entering an order
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     for a Securities Transaction that requires preclearance, the Access Person must complete, IN WRITING, a Preclearance Request For Access Persons Form as set forth in Appendix 4 and submit the completed form to the
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     Administrator (or his alternate).  The Preclearance Request For Access
     Persons Form requires Access Persons to provide certain information and to make certain representations. Proposed Securities Transactions of the Administrator that require preclearance must be submitted to his alternate.

          2.   Review of Form.  After receiving the completed Preclearance
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     Request For Access Persons Form, the Administrator (or the Administrator's
     alternate) will (a) review the information set forth in the form with the President (or the President's designee), (b) confirm with the President (or the President's designee) whether the Securities are held by any Funds or other accounts managed by CCM and whether there are any unexecuted orders to purchase or sell the Securities by any Trust or accounts managed by CCM, and (c) as soon as reasonably practicable, record the decision of the President (or the President's designee) whether to clear the proposed Securities Transaction. The authorization, date and time of the authorization should be reflected on the Preclearance Request For Access Persons Form. The Administrator (or his alternate) will keep one copy of the completed form for the records, and send one copy to the Access Person seeking authorization.

          D.   Prohibited Transactions.
               -----------------------

          1.   Prohibited Securities Transactions.  The following Securities
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     Transactions for accounts in which an Access Person or a member of his or her Immediate Family have a Beneficial Interest, to the extent they require preclearance under Section II.B. above, are prohibited and will not be authorized by the President (or the President's designee) absent exceptional circumstances, in which case a written record will be made of the authorization of, and the rationale supporting, such Securities Transaction (which record will be maintained for at least five years after the fiscal year in which such authorization was granted):

               a.   Initial Public Offerings.  Any purchase of Securities in an
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          Initial Public Offering (other than a new offering of a registered open-end investment company);

               b.   Pending Buy or Sell Orders.  Any purchase or sale of
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          Securities on any day during which any Advisory Client has a pending
          "buy" or "sell" order in the same Security (or Equivalent Security) until that order is executed or withdrawn;

               c.   Seven Day Blackout.  Purchases or sales of Securities by a
                    ------------------
          Portfolio Manager within seven calendar days of a purchase or sale of the same Securities (or Equivalent Securities) by an Advisory Client managed by that Portfolio Manager;

               d.   Intention to Buy or Sell for Advisory Client.  Purchases or
                    --------------------------------------------
          sales of Securities at a time when that Access Person intends, or knows of another's intention, to purchase or sell that Security (or an Equivalent Security) on behalf of an Advisory Client. This prohibition applies whether the Securities Transaction is in the same (e.g., two purchases or two sales) or the opposite (a purchase and
           ----
          sale) direction of the transaction of the Advisory Client; and

               e.   60-day Blackout.  (1) Purchases of a Security in which an
                    ---------------
          Access Person acquires a Beneficial Interest within 60 days of the sale of the Security (or an Equivalent Security) in which such Access Person had a Beneficial Interest, and (2) sales of a Security in which an Access Person had a Beneficial Interest within 60 days of the purchase of the Security (or an Equivalent Security) in which such Access Person has a Beneficial Interest, unless, in each case, the Access Person agrees to give up all profits on the transaction to a charitable organization or otherwise as specified in accordance with
          Section IV.B.1.

          2.   Always Prohibited Securities Transactions.  The following
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     Securities Transactions are prohibited and will not be authorized under any circumstances:

               a.   Inside Information.  Any transaction in a Security while in
                    ------------------
          possession of material nonpublic information regarding the Security or the issuer of the Security;

               b.   Market Manipulation.  Transactions intended to raise, lower
                    -------------------
          or maintain the price of any Security or to create a false appearance of active trading;

               c.   Large Positions in Mutual Funds.  Transactions in a
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          registered investment company (other than the Trust) which result in the Access Person owning five percent or more of any class of Securities in such investment company (this prohibition does not apply to Independent Trust Trustees); and

               d.   Others.  Any other transactions deemed by the President (or
                    ------
          the President's designee) to involve a conflict of interest, possible diversion of corporate opportunity, or an appearance of impropriety.

          3.   Private Placements.  Acquisitions of Beneficial Interests in
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     Securities in a Private Placement by an Access Person is discouraged.  The
     President (or the President's designee) may give permission for such Securities Transactions only after considering, among other factors, whether the investment opportunity should be reserved for Advisory Clients and whether the opportunity is being offered to an Access Person by virtue of his or her position as an Access Person. Access Persons who have been authorized to acquire and have acquired securities in a Private Placement are required to disclose that investment when they play a part in any subsequent consideration of an investment in the issuer by an Advisory Client, and the decision to purchase Securities of such an issuer by an Advisory Client must be independently authorized by a Portfolio Manager with no personal interest in the issuer. This provision does not apply to Independent Trust Trustees.

          4.   No Explanation Required for Refusals.  In some cases, the
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     President (or the President's designee) may refuse to authorize a
     Securities Transaction for a reason that is confidential. The President (or the President's designee) is not required to give an explanation for refusing to authorize any Securities Transaction.

          E.   Length of Trade Authorization Approval.  Any trading
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authorization provided hereunder is effective until the earlier of (1) its revocation, (2) the close of business on the second trading day after the authorization is granted (for example, if authorization is provided on a Monday, it is effective until the close of business on Wednesday), or (3) the Access Person learns that the information in the Preclearance Request for Access Persons Form is not accurate. If the order for the Securities Transaction is not placed within that period, a new advance authorization must be obtained before the Securities Transaction is placed. If the Securities Transaction is placed but has not been executed within two trading days after the day the authorization is granted (as, for example, in the case of a limit order or a "not held" order), no new authorization is necessary unless the person placing the original order for the Securities Transactions amends it in any way.

          F.   Trade Reporting Requirements.
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          1.   Reporting Requirement.
               ---------------------

               (a) Except as provided in Section II.F.1.f., each Access Person must report to the Administrator (or to such alternate person as the President may designate from time to time) the information described in Section II.F.1.c. of this Code with respect to any Securities Transaction of which such Access Person is aware in any Security in which the Access Person has, or by reason of such Securities Transaction acquires, a Beneficial Interest.

               (b)  Notwithstanding Section II.F.1.a., and except as provided in
          Section II.F.1.f., each Independent Trust Trustee must report to the Administrator the information described in Section II.F.1.c. of this Code with respect to any Securities Transaction of which the Independent Trust Trustee is aware in which the Independent Trust Trustee has, or by reason of such Securities Transaction acquires, any Beneficial Interest, but only if such Independent Trust Trustee knows, or in the ordinary course of fulfilling the Independent Trust Trustee's official duties as a trustee of the Trust should have known, that, during the 15-day period immediately preceding or following the trade date of the Securities Transaction, the Security was purchased or sold by the applicable series of the Trust, or was being considered for such purchase or sale.

               (c)  Every such required report must be made no later than ten
          (10) days after the end of the calendar quarter in which the Securities Transaction with respect to which the report relates is effected or becomes known to the reporting Access Person, and must contain the following information:

               (i) The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares, and the principal amount of each Security involved;

               (ii) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

               (iii) The price at which the transaction was effected;

               (iv) The name of the broker, dealer, bank or other party with or through which the transaction was effected; and

               (v)   The date that the report is submitted by the Access Person.

               (d) In addition, with respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person, such report must contain the following additional information:

               (i) The name of the broker, dealer or bank with whom the Access Person established the account;

               (ii)  The date the account was established; and

               (iii) The date that the report is submitted by the Access
                     Person.

               (e) The form to be used for making such reports is the Security Transaction Report Form as set forth in Appendix 5. If a confirmation
                                                  ----------
          for the reporting Access Person's Securities Transaction or related brokerage statement includes the required information, the form of report may simply be to attach a copy of such confirmation or statement.

               (f)  The foregoing does not apply to transactions and holdings in
          (1) registered open-end investment companies, including but not limited to series of the Trust, (2) bankers acceptances, bank CDs and bank and savings and loan accounts, (3) commercial paper, (4) repurchase agreements (when backed by exempt securities), (5) Securities that are direct obligations of the U.S. Government, (6) the acquisition of equity securities in DRIPs when the acquisition is directly through the issuer or its non-broker agents, (7) securities of the employer of a member of the Access Person's Immediate Family if such securities are beneficially owned through participation by the Immediate Family member in a profit sharing plan, 401(k) plan, ESOP, or other similar plan or (8) any account over which such Access Person does not have any direct or indirect influence or control.

          2.   Disclaimers.  Any report of a Securities Transaction for the
               -----------
     benefit of a person other than the individual in whose account the transaction is placed may contain a statement that the report should not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership of the Security to which the report relates.

          3.   Quarterly Review.  At least quarterly, for Securities
               ----------------
     Transactions requiring preclearance under this Code, the Administrator (or his alternate) shall compare the reports, confirmations and/or periodic statements provided pursuant to Section II.F.1. above, to the approved Preclearance Request for Access Persons Forms. Such review shall include:

               a.   Whether the Securities Transaction complied with this Code;

               b. Whether the Securities Transaction was authorized in advance of its placement;

               c. Whether the Securities Transaction was executed within two full trading days of when it was authorized;

               d. Whether any Fund or accounts managed by CCM owned the Securities at the time of the Securities Transaction, and

               e. Whether any Fund or separate accounts managed by CCM purchased or sold the Securities in the Securities Transaction within 10 days of the Securities Transaction.

          4.   Review of Holdings Reports.  The Administrator (or the
               --------------------------
     Administrator's alternate) shall review the reports made upon designation as an Access Person pursuant to Section II.A.1. as such reports are made and shall review the annual reports made pursuant to Section II.A.1. at least annually.

          5.   Availability of Reports.  All information supplied pursuant to
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     this Code will be available for inspection by the Board of Managers of CCM, the Board of Trustees of the Trust, the President (and the President's designee), the Administrator (and the Administrator's alternate), any party to which any investigation is referred by any of the foregoing, the SEC, any self-regulatory organization of which the Trust or CCM is a member, and any state securities commission, as well as any attorney or agent of the foregoing, the Trust or CCM.

          6.   Record Retention. Each of the Trust and CCM, at its respective
               ----------------
     principal place of business, shall maintain records as follows:

               a. A copy of each Code that is in effect, or at any time within the past five years was in effect, must be maintained in an easily accessible place;

               b. A record of any violation of the Code and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

               c. A copy of each report made by an Access Person under the Code must be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

               d. A record of all persons, currently or within the past five years, who are or were required to make reports under the Code, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place; and

               e. A copy of each report required by Section A.2. must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

III. FIDUCIARY DUTIES

          A.   Confidentiality.  Access Persons are prohibited from revealing
               ---------------

information relating to the investment intentions, activities or portfolios of Advisory Clients except to persons whose responsibilities require knowledge of the information.

          B.   Gifts.  The following provisions on gifts apply only to employees
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of CCM:

          1.   Accepting Gifts.  On occasion, because of their position with CCM
               ---------------
     or the Trust, employees may be offered, or may receive without notice, gifts from clients, brokers, vendors or other persons not affiliated with such entities. Acceptance of extraordinary or extravagant gifts is not permissible. Any such gifts must be declined or returned in order to protect the reputation and integrity of CCM and the Trust. Gifts of a nominal value (e.g., gifts whose reasonable value is no more than $250 a
                    ----
     year), and customary business meals, entertainment (e.g., sporting events)
                                                         ----
     and promotional items  (e.g., pens, mugs, T-shirts, hats, etc.) may be
                             ----
     accepted.

          If an employee receives any gift that might be prohibited under this Code, the employee must inform the Administrator.

          2.   Solicitation of Gifts.  Employees of CCM may not solicit gifts or
               ---------------------
     gratuities.

          3.   Giving Gifts.  Except with the permission of the Administrator,
               ------------
     employees of CCM may not give any gift with a value in excess of $250 per year to persons associated with securities or financial organizations, including exchanges, member organizations, commodity firms, news media or clients of CCM.

          C.   Payments to Advisory Clients.  Access Persons may not make any
               ----------------------------
payments to Advisory Clients in order to resolve any type of Advisory Client complaint. All such matters must be handled by the President.

          D.   Corporate Opportunities.  Access Persons may not take personal
               -----------------------
advantage of any opportunity properly belonging to any Advisory Client or CCM. This includes, but is not limited to, acquiring Securities for one's own account that would otherwise be acquired for an Advisory Client.

          E.   Undue Influence.  Access Persons may not cause or attempt to
               ---------------
cause any Advisory Client to purchase, sell or hold any Security in a manner calculated to create any personal benefit to the Access Person. If an Access Person or a member of his or her Immediate Family stands to materially benefit from an investment decision for an Advisory Client that the Access Person is recommending or participating in, the Access Person must disclose to those persons with authority to make investment decisions for the Advisory Client (or to the Administrator (or his alternate) if the Access Person in question is a person with authority to make investment decisions for the Advisory Client), any Beneficial Interest that the Access Person (or a member of his or her Immediate Family) has in that Security or an Equivalent Security, or in the issuer thereof, where the decision could create a material benefit to the Access Person (or a member of his or her Immediate Family) or the appearance of impropriety.

          F.   Service as a Trustee.  No Access Person, other than an
               --------------------
Independent Trust Trustee, may serve on the board of directors of a publicly-held company not affiliated with CCM or the Trust absent prior written authorization by the President. This authorization, if granted, will normally require that the affected Access Person be isolated from those making investment decisions related to the issuer on whose board the Access Person sits.

          G.   Involvement in Criminal Matters or Investment-Related Civil
               -----------------------------------------------------------
Proceedings.  Each Access Person must notify the President, as soon as
-----------
reasonably possible, if such Access Person is arrested, arraigned, indicted or pleads no contest to any criminal offense (other than minor traffic violations) or if named as a defendant in any investment-related civil proceedings or any administrative or disciplinary action.

IV.  COMPLIANCE WITH THIS CODE OF ETHICS

          A.   Administration.

          1.   Investigating Violations of the Code.  The Administrator (or the
               ------------------------------------
     Administrator's alternate) is responsible for investigating any suspected violation of the Code. Any material violation of the Code by an employee of CCM or the Trust for which significant remedial action was taken will be reported to the Boards of Trustees of the Trust not later than the next regularly scheduled quarterly Board meeting.

          2.   Annual Reports.  The Administrator (or the Administrator's
               --------------
     alternate) will review the Code at least once a year, in light of legal and business developments and experience in implementing the Code, and will prepare a report in writing to CCM and the Board of Trustees of the Trust:

               a. Summarizing existing procedures concerning personal investing and any changes in the procedures made during the past year;

               b. Identifying any violation requiring significant remedial action during the past year;

               c. Identifying any recommended changes in existing restrictions or procedures based on the past year's experience under the Code, evolving industry practices, or developments in applicable laws or regulations; and

               d. Certifying that CCM and/or the Trust have established procedures reasonably necessary to prevent Access Persons from violating the Code.

          B.   Remedies.
               --------

          1.   Sanctions.  If the Administrator (or the Administrator's
               ---------
     alternate) determines that an Access Person has committed a violation of the Code, the Administrator (or the Administrator's alternate) shall bring the matter to the attention of the President (or the President's designee), and the President may impose sanctions and take other actions as he deems appropriate, including a letter of caution or warning, suspension of personal trading privileges, suspension of employment (with or without compensation), fine, civil referral to the SEC, criminal referral and/or termination of the employment of the violator for cause. The President (or the President's designee) may also require the Access Person to reverse the trade(s) in question and forfeit any profit or absorb any loss derived therefrom. The amount of profit shall be forwarded to a charitable organization. The Administrator shall cause his alternate to review the Administrator's own transactions, and the President shall cause the President's designee to act as President with respect to him.

          2.   Authority.  The President (or the President's designee) has the
               ---------
     authority, subject to the review set forth in Section IV.B.3. below, to determine the remedy for any violation of the Code, including appropriate disposition of any monies forfeited pursuant to this provision. Failure to promptly abide by a directive to reverse a trade or forfeit profits may result in the imposition of additional sanctions.

          3.   Review.  Whenever the President (or the President's designee)
               ------
     determines that an Access Person has committed a violation of this Code that merits significant remedial action, he will report no later than the next quarterly meeting to the Board of Trustees of the Trust, information relating to the investigation of the violation, including any sanctions imposed. The Board of Trustees of the Trust may modify such sanctions as it deems appropriate. The Board of Trustees shall have access to all information considered by the President (or the President's designee) in relation to the case. The President (or the President's designee) may determine whether to delay the imposition of any sanctions pending review by the Board of Trustees.

          C.   Exceptions to the Code.  The President (or the President's
               ----------------------
designee) may grant exceptions to the requirements of the Code on a case by case basis if he finds that the proposed conduct involves negligible opportunity for abuse. All material exceptions must be in writing and must be reported as soon as practicable to the Board of Trustees of the Trust at its next regularly scheduled meeting after the exception is granted.

          D.   Compliance Certification.  At least annually, all Access Persons
               ------------------------
will be required to certify on the Annual Code of Ethics Certification set forth in Appendix 6 or on a document substantially in the form of Appendix 6 that they
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have complied with the Code in all respects.

          E.   Inquiries Regarding the Code.  The Administrator (or the
               ----------------------------
Administrator's alternate) or the President (or the President's designee) will answer any questions about this Code or any other compliance-related matters.

June 22, 2000

                                                                      APPENDIX 1

                                  DEFINITIONS

          "Access Person" means (1) every director, trustee, officer or manager
          ---------------
of CCM or the Trust (2) every employee of CCM who, in connection with his or her regular functions, makes, participates in or obtains information regarding the purchase or sale of a security by an Advisory Client's account; (3) every employee of CCM who is involved in making purchase or sale recommendations for an Advisory Client's account; (4) every employee of CCM who obtains information concerning such recommendations prior to their dissemination; and (5) such agents of CCM or the Trust as the President may designate who may be deemed an Access Person if they were an employee of the foregoing. A person does not become an Access Person simply by virtue of the following:

          i. normally assisting in the preparation of public reports, or receiving public reports, but not receiving information about current
                                                                   -------
     recommendations or trading; or

          ii. a single instance or isolated instances of obtaining knowledge of current recommendations or trading activity, or infrequently and inadvertently obtaining such knowledge.

Any uncertainty as to whether an individual is an Access Person should be brought to the attention of the Administrator. Such questions will be resolved in accordance with, and this definition shall be subject to, the definition of "Access Person" found in Rule 17j-1(a)(1) promulgated under the Investment Company Act of 1940.

          "Administrator" means John C. Gould or such alternate person as may be
          ---------------
designated by the Administrator from time to time. In any event, an alternate person shall be designated to administer the Code with respect to the Administrator.

          "Advisory Client" means any client (including both investment
          -----------------
companies and managed accounts) for which CCM serves as an investment adviser or subadviser, renders investment advice, makes investment decisions or places orders through its Trading Department.

          "Beneficial Interest" means the opportunity, directly or indirectly,
          ---------------------
through any contract, arrangement, understanding, relationship or otherwise, to profit, or share in any profit derived from, a transaction in the subject Securities. An Access Person is deemed to have a Beneficial Interest in Securities owned by members of his or her Immediate Family. Common examples of Beneficial Interest include joint accounts, spousal accounts, UTMA or UGMA accounts, partnerships, trusts, and controlling interests in corporations. Any uncertainty as to whether an Access Person has a Beneficial Interest in a Security should be brought to the attention of the Administrator. Such questions will be resolved by reference to the principles set forth in the definition of "beneficial owner" found in Rules 16a-1(a)(2) and (5) promulgated under the Securities Exchange Act of 1934.

          "CCM" means Cullen Capital Management LLC, a Delaware limited
          -----
liability company.

          "Code" means this Code of Ethics.
          ------

          "Equivalent Security" means any Security issued by the same entity as
          ---------------------
the issuer of a subject Security that is exchangeable for or convertible into the equity Security of the issuer. Examples include options, rights, stock appreciation rights, warrants and convertible bonds.

          "Fund" or "Funds" means the Cullen Value Fund, a series of the Trust,
          ------    -------
and any other investment company registered under the Investment Company Act of 1940 (or a portfolio or series thereof, as the case may be) for which CCM serves as an adviser or subadviser.

          "Immediate Family" of an Access Person means any of the following
          ------------------
persons who reside in the same household as the Access Person:

          child                 grandparent             son-in-law
          stepchild             spouse                  daughter-in-law
          grandchild            sibling                 brother-in-law
          parent                mother-in-law           sister-in-law
          stepparent            father-in-law

Immediate Family includes adoptive relationships and any other relationship (whether or not recognized by law) which the Administrator determines could lead to the possible conflicts of interest, diversions of corporate opportunity or appearances of impropriety which the Code is intended to prevent.

          "Independent Trust Trustee" means an independent trustee of the Trust
          ---------------------------
and any other investment company for which CCM serves as the adviser.

          "Initial Public Offering" means an offering of securities registered
          -------------------------
under the Securities Act of 1933 the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

          "Portfolio Manager" means a person who has or shares principal day-to-
          -------------------
day responsibility for managing the portfolio of an Advisory Client.

          "President" means the president of CCM or such other person as may be
          -----------
designated by the president of CCM from time to time who is involved with the investment management business of CCM.

          "Private Placement" means an offering that is exempt from registration
          -------------------
under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to Rule 504, Rule 505 or Rule 506 under the Securities Act of 1933.

          "SEC" means the Securities and Exchange Commission.
          -----

          "Security" includes stock, notes, bonds, debentures, and other
          ----------
evidences of indebtedness (including loan participations and assignments), limited partnership interests, investment contracts, and all derivative instruments of the foregoing, such as options and warrants. Security does not include futures, options on futures or options on currencies, but the purchase and sale of such instruments are nevertheless subject to the reporting requirements of the Code.

          "Trust" means the Cullen Funds Trust, a Delaware business trust.
          -------

          "Securities Transaction" means a purchase or sale of Securities in
          ------------------------
which an Access Person or a member of his or her Immediate Family has or acquires a Beneficial Interest.

                                                                      APPENDIX 2

                       DISCLOSURE OF PERSONAL SECURITIES
                          HOLDINGS UNDER SECTION II.A.
                                 CODE OF ETHICS

In accordance with Section II A. of the Code of Ethics of Cullen Capital Management LLC and Cullen Funds Trust, the undersigned Access Person hereby discloses all Securities (other than those specifically excluded from the definition of Security), including physical certificates held, in which such Access Person has a Beneficial Interest, including those in accounts of the Immediate Family of the Access Person and all Securities in non-client accounts which the Access Person makes investment decisions:

(1)  Name and Access Person:                  ---------------------------------

(2)  If different than (1), name of the
     person in whose name account(s) held     ---------------------------------

(3)  Relationship of (2) to (1)               ---------------------------------

(4)  Broker(s) at which Account(s) maintained ---------------------------------

(5)  Account Number(s):                       ---------------------------------

(6)  Contact person at Broker(s) and
     phone number(s)                          ---------------------------------

(7) For each account, attach the most recent account statement listing Securities in that account. If the Access Person owns Beneficial Interests in Securities that are not listed in an attached account statement(s), or holds physical certificates, list them below:

          Name of Security         Quality        Value          Custodian
          ----------------         -------        -----          ---------
          1.
          2.
          3.
          4.
          5.

(8)  Date as of which holdings disclosed:              , 20
                                         --------------    --

                     (ATTACH SEPARATE SHEETS IF NECESSARY.)

          I certify that this form and the attached statements (if any) constitute all of the Securities in which I have a Beneficial Interest, including those for which I hold physical certificates, as well as those held in accounts of my Immediate Family.


----------------------        -----------------------------------
Date                          Access Person Signature

                              -----------------------------------
                              Print Name

                                                                      APPENDIX 3

                          LIST OF BROAD-BASED INDICES

Listed below are the broad-based indices as designated by the President.  See
Section II.B.2. for additional information.

          Computer Technology (AMEX)
          Eurotop 100 (AMEX)
          Hong Kong Option Index (AMEX)
          Japan Index (AMEX)
          Major Market Index (AMEX)
          Major Market Index (LEAPS) (AMEX)
          Russell 2000 (CBOE)
          Russell 2000 (LEAPS) (CBOE)
          Semiconductor Sector (HLX)
          S & P 100 Index (LEAPS) (CBOE)
          S & P 500 Index (LEAPS) (CBOE)
          Value Line Index (PHLX)
          Value Line Index (LEAPS) (PHLX)
          Wilshire Small Cap Index (PSE)

                                                                      APPENDIX 4

                    PRECLEARANCE REQUEST FOR ACCESS PERSONS

1.   Name of Access Person (and trading entity, if different):   ---------------

2.   Name and symbol of Security:                                ---------------

3.   Maximum quantity to be purchased or sold:                   ---------------

4.   Name and phone number of broker to effect transaction:      ---------------

5.   Check if applicable:  Purchase ---        Market Order ---

                           Limit Order ---     Price: ---
                           (if Limit Order also include execution price)

                           Sale ---            Not held order ---

6. In connection with the foregoing transaction, I hereby make the following representations and warranties:

     (a) I do not possess any material nonpublic information regarding the Security or the issuer or the Security.

     (b)  To my knowledge:

          (1) The Securities or "equivalent" securities (i.e., securities issued by the same issuer) [are/are not] (circle one) held by any investment companies or other accounts managed by CCM;

          (2) There are no outstanding purchase or sell orders for this Security (or any equivalent security) by any investment companies or other accounts managed by CCM; and

          (3) None of the Securities (or equivalent securities) are actively being considered for purchase or sale by any investment companies or other accounts managed by CCM.

     (c)  The Securities are not being acquired in an initial public offering.

     (d) The Securities are not being acquired in a private placement or, if they are, I have reviewed Section II D.3. of the Code and have attached hereto a written explanation of such transaction.

     (e) If I am a Portfolio Manager, none of the accounts I manage purchased or sold these Securities (or equivalent securities) within the past seven calendar days and I do not expect any such client accounts to purchase or sell these Securities (or equivalent securities) within seven calendar days of my purchase or sale.

     (f) If I am purchasing these Securities, I have not directly or indirectly (through any member of my Immediate Family, any account in which I have a Beneficial Interest or otherwise) sold these Securities (or equivalent securities) in the prior 60 days.

     (g) If I am selling these Securities, I have not directly or indirectly (through any member of my Immediate Family, any account in which I have a Beneficial Interest or otherwise) purchased these Securities (or equivalent securities) in the prior 60 days.

     (h) I have read the Code of Ethics within the prior 12 months and believe that the proposed trade fully complies with the requirements of the Code.

-----------------------       ------------------------------------------------
Date                          Access Person Signature

                              ------------------------------------------------
                              Print Name

                                 AUTHORIZATION


Authorized By:                        Date:                    Time:

                ------------------           --------------           ----------

                                                                      APPENDIX 5

                          SECURITY TRANSACTION REPORT

THREE MONTHS ENDED
                    -------------------------

          In accordance with Section II.F. of the Code of Ethics of Cullen Funds Trust and Cullen Capital Management LLC, all Transactions in Securities (other than those specifically excluded from the definition of Security) in which such Access Person has a Beneficial Interest, including those of the Immediate Family of the Access Person, during the three month period covered by this report, as follows:

                TYPE OF                 NO. OF SHARES                                                    BROKER, DEALER
DATE            TRANSACTION (E.G.,      OR PRINCIPAL        NAME OF ISSUER           PRICE PER           OR BANK WITH OR
EFFECTED        PURCHASE, SALE)         AMOUNT              AND TITLE OF CLASS       SHARE OR UNIT       THROUGH WHOM
--------        ------------------      -------------       ------------------       -------------       ---------------

This report must be filed within 10 days after the close of the three-month period covered. The filing of this report does not constitute an admission of beneficial ownership of any securities referred to herein.

During the three month period covered by this report, the undersigned certifies that neither he nor any member of his Immediate Family established any Securities account with any broker, dealer or bank, except as follows:

     o   Check here if none.

The undersigned certifies that the above information is true and complete and that, during the period covered by this report, he or she has complied in all respects with the Cullen Capital Management LLC and Cullen Funds Trust Code of Ethics.

------------------------------     ------------------------------------------
Date                               Access Person Signature

                                   ------------------------------------------
                                   Print Name

                                                                      APPENDIX 6

                    ANNUAL CERTIFICATION UNDER SECTION IV.D.

In accordance with Section IV.D. of the Code of Ethics (the "Code") of Cullen Funds Trust (the "Trust") and Cullen Capital Management LLC ("CCM"), the undersigned hereby acknowledges that he or she has in his or her possession, and has recently reviewed, a copy of the Code of Ethics and hereby certifies that since January 1, 20__, he or she has complied with the policies and requirement of the Code. The undersigned also acknowledges that he or she has in his or her possession, and has recently reviewed, a copy of the Statement of Policy on Insider Trading of the Trust and/or CCM, as applicable, and certifies that since such date he or she has complied with its requirements.


-------------------------------    ------------------------------------------
Date                               Access Person Signature

                                   ------------------------------------------
                                   Print Name

                                                                      APPENDIX 7

                           ACKNOWLEDGMENT OF RECEIPT

          The undersigned acknowledges that he or she has received, and has reviewed, a copy of the Code of Ethics (the "Code") of Cullen Funds Trust (the "Trust") and Cullen Capital Management LLC ("CCM") and hereby acknowledges that he or she is an Access Person as defined in the Code and agrees to comply with the policies and requirements of the Code. The undersigned also acknowledges that he or she has received, and has reviewed, a copy of the Statement of Policy on Insider Trading of the Trust and/or CCM, as applicable, and agrees to comply with its requirements.


-----------------------------      ------------------------------------------
 Date                              Access Person Signature

                                   ------------------------------------------
                                   Print Name